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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774, 33-57147, 33-57149,
33-57151, 33-64717, 333-49579, 333-69223, 333-81991, 333-81993, 333-53236,
333-53238, and 333-87364 on Form S-8 and in Registration Statement Nos. 33-52419, 33-56759, 33-60129, 333-00277, 333-02883 and 333-11601 on Form S-3 of
Mentor Graphics Corporation of our report dated January 28, 2002, relating to the consolidated financial statements of Innoveda Inc. as of December 29, 2001 and December 30, 2000 and for each of the three years in the period ended December 29, 2001, included in this Current Report on Form 8-K.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 29, 2002